Exhibit 99.1

iVOW Reports Bariatric Administrative Services Agreement with Lenox Hill Hospital and
Manhattan Minimally Invasive Bariatric Surgical PC

CARLSBAD, April 26, 2005 – iVOW, inc. (NASDAQ: IVOW), today reported that it has signed a three year Administrative Services Agreement with Lenox Hill Hospital and the Manhattan Minimally Invasive Bariatric Surgical PC to provide services for the administration and evolution of their bariatric surgical practice into an obesity disease management program. The program will provide services to assist clients to transition from obesity to wellness. The contract runs through April 2008. The program will be located in the Bloomberg building at 59th and Park Ave. in New York City and be named the iVOW Center at Lenox Hill Hospital.

Dr. Michael Owens, President and CEO of iVOW, said, “We are pleased to be selected by such a noteworthy organization to administer and evolve their program. We previously announced that we had received a two year renewal to provide further administrative services to our Bon Secours St. Mary’s client where Dr. Hutcher, the President Elect of the American Society of Bariatric Surgery, practices. The selection by Lenox Hill Hospital and the Manhattan Minimally Invasive Bariatric Surgical PC where Drs. Mitchell Roslin, Marina Kurian and Paresh Shah practice further underscores our positioning in this market as the administrator of choice for well established bariatric surgical programs that share our vision and wish to evolve into bona fide obesity disease management programs.”

As part of the administrative services agreement, iVOW will implement its five phases of care patient flow algorithms and provide an on-site Program Director to administer the Center and Program. iVOW will also provide tools, templates, handbooks and training for the administrative staff and patients. The Company’s administrative services will enable Lenox Hill Hospital and the Manhattan Minimally Invasive Bariatric Surgical PC to expand their practice to include more closely coordinated exercise, medical, psychological and nutritional programs into their current practice. Additionally, iVOW will also assist them with pursuit of their Center of Excellence/Expertise designation(s) from accrediting organizations and payors.

Dr. Mitchell Roslin, Chief of the Obesity Surgery Program at Lenox Hill Hospital and President of the Manhattan Minimally Invasive Bariatric Surgical PC, said, “We look forward to expanding the scope of our practice into the obesity program of choice for the chronically and morbidly obese in Greater Manhattan. We are confident that we have selected a partner in iVOW that has the talent, experience integrity and commitment we feel is essential to help us achieve our goals. We look forward to capitalizing on the commitment to quality, business acumen, creativity and synergy that all our organizations bring to the other.”

iVOW

Our business is focused exclusively on the disease state management of chronic and morbid obesity. We provide program management, operational consulting and clinical training services to physicians and hospitals involved in the medical and surgical treatment of morbidly obese patients. We also provide specialized vitamins to patients who have undergone obesity surgery. Our corporate website is www.ivow.com; information on our nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com. iVOW is the new corporate name of Vista Medical Technologies, Inc. iVOW is traded on the NASDAQ SmallCap Market under the stock symbol IVOW.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of iVOW. Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: our efforts to maintain compliance with the continued listing requirements of the Nasdaq SmallCap Market; our ability to raise additional capital to fund our operations and execute our business plan; our ability to penetrate the market for obesity surgery management services; and customer acceptance of our products and services. Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our most recent quarterly report on form 10-Q. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.